Exhibit 4.3

YAMANA GOLD INC.,

as Issuer

MINERACAO MARACA INDUSTRIA E COMERCIO S.A.

JACOBINA MINERACAO E COMERCIO LTDA.

MINERA MERIDIAN LIMITADA

YAMANA CHILE RENTISTA DE CAPITALES MOBILIARIOS LIMITADA

YAMANA ARGENTINA HOLDINGS B.V.
YAMANA MALARTIC CANADA INC.
MINERA FLORIDA LIMITADA,

as Guarantors

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

and

CITIBANK, N.A.,

as Securities Administrator

FOURTH SUPPLEMENTAL INDENTURE

Dated as of December 4, 2017

to

Indenture

Dated as of June 30, 2014

Creating series of Securities designated as
4.625% Senior Notes due 2027

i

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”) dated as of December 4, 2017, by and among YAMANA GOLD INC., a corporation continued under the laws of Canada (the “Company”), Mineracao Maraca Industria e Comercio S.A., Jacobina Mineracao e Comercio Ltda., Minera Meridian Limitada, Yamana Chile Rentista de Capitales Mobiliarios Limitada, Yamana Argentina Holdings B.V., Yamana Malartic Canada Inc. and Minera Florida Limitada (collectively, the “Guarantors” and each, a “Guarantor”), Wilmington Trust, National Association, as Trustee (the “Trustee”) and Citibank, N.A., as paying agent, registrar and authenticating agent (the “Securities Administrator”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee and the Securities Administrator an Indenture, dated as of June 30, 2014 (the “Original Indenture”), providing for the issuance from time to time of its debentures, notes or other evidences of indebtedness (the “Securities”) in one or more series;

WHEREAS, Sections 201, 301 and 901(i) of the Original Indenture provide that the Company, the Trustee and the Securities Administrator may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series issued pursuant to the Original Indenture;

WHEREAS, the Company desires to issue US$300,000,000 aggregate principal amount of 4.625% Notes due 2027 (the “Notes”);

WHEREAS, each Guarantor desires to fully and unconditionally guarantee the Notes (the “Guarantees”), and to provide therefor each Guarantor has duly authorized the execution and delivery of this Fourth Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee and the Securities Administrator execute and deliver this Fourth Supplemental Indenture. The Company has delivered to the Trustee and the Securities Administrator an Officers’ Certificate and an Opinion of Counsel pursuant to Sections 103 and 903 of the Original Indenture to the effect, among other things, that all conditions precedent provided for in the Original Indenture to the Trustee’s and the Securities Administrator’s execution and delivery of this Fourth Supplemental Indenture have been complied with.  All acts and things necessary have been done and performed to make this Fourth Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Fourth Supplemental Indenture has been duly authorized in all respects;

WHEREAS, all things necessary to make this Fourth Supplemental Indenture, when executed by the Company and the Guarantors, the legal, valid and binding obligation of each of the Company and the Guarantors in accordance with the terms hereof, have been done;

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the legal, valid and binding obligations of the Company in accordance with the terms of the Notes and this Fourth Supplemental Indenture, have been done; and

WHEREAS, the Company, the Guarantors and the initial purchasers named therein have entered into that certain Registration Rights Agreement, dated as of December 4, 2017 (the “Registration Rights Agreement”), providing for the issuance from time to time of Securities issued in exchange for, and in an aggregate principal amount equal to, the Notes (the “Exchange Notes”) containing terms substantially identical to, and evidencing the same indebtedness as, the Notes exchanged therefor (except that such Exchange Notes will be registered under the Securities Act and will not bear any legend to the contrary).

NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE
INTERPRETATIONS AND AMENDMENTS

SECTION 101.         Fourth Supplemental Indenture.  As used herein “Fourth Supplemental Indenture”, “hereto”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this Fourth Supplemental Indenture and not to any particular Article, Section or other portion hereof and include any and every instrument supplemental or ancillary hereto or in implementation hereof, and further include the terms of the Notes set forth in the form of Notes annexed as Schedule A hereto.

SECTION 102.         Definitions in Fourth Supplemental Indenture.  All terms contained in this Fourth Supplemental Indenture which are defined in the Original Indenture and not defined herein shall, for all purposes hereof, have the meanings given to such terms in the Original Indenture, unless the context otherwise specifies or requires; provided, however, that notwithstanding the foregoing, the terms “Company”, “Trustee” and “Securities Administrator” shall have the respective meanings given to them in the Original Indenture.

SECTION 103.         Interpretation not Affected by Headings .  The division of this Fourth Supplemental Indenture into Articles and Sections, the provision of the table of contents hereto and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Fourth Supplemental Indenture.

ARTICLE TWO
NOTES

SECTION 201.         Form and Terms of Notes.

(a)   There shall be and there is hereby created for issuance under the Original Indenture, as supplemented by this Fourth Supplemental Indenture, a series of Securities which shall consist of an aggregate principal amount of US$300,000,000 of Notes; provided, however, that if the Company shall, at any time after the date hereof, increase the principal amount of Notes which may be issued and issue such increased principal amount (or any portion thereof), then any such additional Notes so issued shall have the same form and terms (other than the date of issuance and the date from which interest thereon shall begin to accrue and, under certain circumstances, the first interest payment date), and shall carry the same right to receive accrued and unpaid interest, as the Notes theretofore issued; provided further that, if the additional Notes are not fungible with the outstanding Notes for U.S. federal income tax purposes, the additional Notes shall have a separate CUSIP number.

(b)   The Notes will mature, and the principal of the Notes and accrued and unpaid interest thereon shall be due and payable, on December 15, 2027 (the “Stated Maturity”), or such earlier date as the principal of any of the Notes may become due and payable in accordance with the provisions of the Original Indenture and this Fourth Supplemental Indenture.

(c)   The Notes shall bear interest on the principal amount thereof from December 4, 2017 or from and including the most recent interest payment date to which interest shall have been paid or provided for payment on the Notes, whichever is later, at the rate of 4.625% per annum, payable semi-annually in arrears on June 15 and December 15 (each, an “Interest Payment Date”) of each year, commencing June 15, 2018, until the principal of and premium, if any, on the Notes is paid or provided for payment.  Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  The interest payable, and punctually paid or provided for, on any Interest Payment Date shall, as provided in the Original Indenture, be paid to the Persons in whose names the Notes (or one or more predecessor Notes) are registered at the close of business on June 1 or December 1 (the “Regular Record Dates”), as the case may be, immediately prior to such Interest Payment Date, regardless of whether any such Regular Record Date is a Business Day.  Any such interest on the Notes not so punctually paid or provided for on any Interest Payment Date shall be payable, as applicable, as provided in the form of Note annexed hereto as Schedule A to this Fourth Supplemental Indenture.

(d)   Wherever in this Fourth Supplemental Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to the Notes, such mention will be deemed to include mention of the payment of Additional Amounts and Additional Interest, in each case to the extent that, in such context, Additional Amounts and/or Additional Interest are, were or would be payable in respect of the Notes.  “Additional Interest” means any additional amounts of interest that shall become payable in respect of the Notes pursuant to the Registration Rights Agreement as a result of a registration default under such agreement.

(e)   All payments of principal of, premium, if any, and interest on the Notes will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, and all references herein to “United States dollars”, “US$ “ or “U.S. dollars” shall be deemed to refer to such coin or currency of the United States of America.  If any date on which principal of, premium, if any, and interest on the Notes is payable is not a Business Day, then payment of the principal of, premium, if any, and interest on that date will be made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any delay), with the same force and effect as if made on such date.

(f)    The principal of, premium, if any, and interest on the Notes shall be payable, and the Notes may be surrendered for exchange, registration, transfer or discharge from registration, at the Corporate Trust Office of the Securities Administrator in The City of New York, New York, and in such other places as the Company may from time to time designate in accordance with the Original Indenture.  The Securities Administrator is hereby appointed as the initial Paying Agent and Security Registrar for the Notes in The City of New York, New York.

(g)   The Notes shall be issued only as registered Global Securities, without coupons, in denominations of US$2,000 and any integral multiples of US$1,000 in excess thereof.  The Notes initially will be represented by one or more Global Securities (collectively, the “Global Notes”) registered in the name of The Depository Trust Company, as Depositary or its nominee, or a successor depositary or its nominee.

(h)   Notes offered and sold in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), shall be initially represented by one or more Global Notes (collectively, the “Restricted Global Notes”). The Restricted Global Notes (and any notes issued in exchange for the Restricted Global Notes, other than Exchange Notes), including beneficial interests in the Restricted Global Notes, will be subject to certain restrictions on transfer set forth therein and in this Fourth Supplemental Indenture and will bear the legend regarding such restrictions set forth below:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (II) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, IF APPLICABLE, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S, THE SECURITIES ADMINISTRATOR’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REQUIRED BY THE INDENTURE, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

(i)    Notes offered and sold in reliance on Regulation S under the Securities Act shall be initially represented by one or more Global Notes (collectively, the “Regulation S Global Notes”) and will be deposited with the Securities Administrator as custodian for the Depositary and registered in the name of the Depositary or its nominee.

(j)    All Global Notes shall also bear the following legends:

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER DECEMBER 4, 2017.

(k)   At any time and from time to time after the execution and delivery of this Fourth Supplemental Indenture, the Company may deliver Exchange Notes to be issued in exchange for any series of Restricted Global Notes and Regulation S Global Notes, executed by the Company for authentication, together with a Company Order for the authentication and delivery of such Exchange Notes, and the Securities Administrator in accordance with such Company Order shall authenticate and deliver such Exchange Notes.

(l)    The Notes and the certificate of authentication of the Securities Administrator endorsed thereon shall be in the form set out in Schedule A to this Fourth Supplemental Indenture with such appropriate insertions, omissions, substitutions and variations as the Securities Administrator may approve and shall be numbered in such manner as the Securities Administrator may approve, such approvals of the Securities Administrator concerning any Note to be conclusively evidenced by its authentication of such Note.

(m)  The Security Register referred to in Section 305 of the Original Indenture shall, with respect to the Notes, be kept at the office or agency in The City of New York, New York that the Company may from time to time designate for such purpose (which shall initially be the Corporate Trust Office of the Securities Administrator in The City of New York, New York), and at such other place or places as the Company, with the approval of the Trustee and the Securities Administrator may hereafter designate.

(n)   The Notes shall be subject to redemption at the option of the Company as provided in Article Three (Optional Redemption of Notes) of this Fourth Supplemental Indenture and Article Eleven of the Original Indenture and repurchase by the Company as provided in Article Four (Change of Control) of this Fourth Supplemental Indenture.  The Company shall not otherwise be required to redeem, purchase or repay Notes pursuant to any mandatory redemption, sinking fund or analogous provision or at the option of the Holders thereof.  The Notes will not be convertible into or exchangeable for securities of any Person.

(o)   The Notes shall have the other terms and provisions set forth in the form of Note attached hereto as Schedule A to this Fourth Supplemental Indenture with the same force and effect as if such terms and provisions were set forth in full herein.

SECTION 202.         Issuance of Notes.  The Notes in the aggregate principal amount of US$300,000,000 shall be executed by the requisite authorized officers of the Company and delivered by the Company to the Securities Administrator on the date of issue for authentication and delivery pursuant to and in accordance with the provisions of Section 303 of the Original Indenture and, upon the requirements of such provisions being complied with, the Notes shall be authenticated by or on behalf of the Securities Administrator and delivered by it to or upon the Company Order of the Company without any further act or formality on the part of the Company.  Neither the Trustee nor the Securities Administrator shall have any duty or responsibility with respect to the use or application of any of the Notes so certified and delivered or the proceeds thereof.

SECTION 203.         Transfer Restrictions; Forms of Transfer Certificates.

(a)   No transfer of any beneficial interest in a Restricted Global Note may take place except in accordance with the provisions of this Section 203.

(b)   A beneficial interest in a Restricted Global Note may be transferred to a person who takes delivery in the form of an interest in a Restricted Global Note without furnishing any certificate to the Trustee or the Securities Administrator or a designee of the Trustee or the Securities Administrator.

(c)   A beneficial interest in a Regulation S Global Note may be transferred to a person who takes delivery in the form of an interest in a Regulation S Global Note without furnishing any certificate to the Trustee or the Securities Administrator or a designee of the Trustee or the Securities Administrator.

(d)   A beneficial interest in a Restricted Global Note may be transferred to a person who takes delivery in the form of a Regulation S Global Note only if the following certificate from the transferor is furnished to the Securities Administrator and/or any person designated by the Trustee and the Securities Administrator to receive such certificates:

TRANSFER CERTIFICATE OF RULE 144A NOTES TO REGULATION S NOTES

The undersigned transferor hereby certifies, in connection with its transfer to [name of transferee], transferee, dated [date], of [specify amount] in principal face amount of beneficial interests in [title of Security], currently held by the Depositary as a Restricted Global Note, as those terms are defined in the Indenture governing [title of security], that such transfer is being made in accordance with (specify by checkmark):

☐ Rule 904 of Regulation S under the Securities Act

☐ Rule 144 under the Securities Act

This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

(e)   A beneficial interest in a Regulation S Global Note may be transferred to a person who takes delivery in the form of a Restricted Global Note only if the following certificate from the transferor is furnished to the Securities Administrator and/or any person designated by the Trustee and the Securities Administrator to receive such certificates:

TRANSFER CERTIFICATE OF REGULATION S NOTES TO RULE 144A NOTES

The undersigned transferor hereby certifies, in connection with its transfer to [name of transferee], transferee, dated [date], of [specify amount] in principal face amount of beneficial interests in [title of Security], currently held by the Depositary as a Regulation S Global Note, as those terms are defined in the Indenture governing [title of security], that such transfer is being made (i) to a person whom the transferor reasonably believes is a qualified institutional buyer as defined in Rule 144A under the Securities Act and (ii) in a transaction meeting the requirements of Rule 144A.

This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

(f)    Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Notes and shall become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

ARTICLE THREE
OPTIONAL REDEMPTION OF NOTES

SECTION 301.         Redemption of Notes.  The Notes shall be redeemable, in whole or in part, at any time at the option of the Company, subject to the following conditions:

(a)   prior to September 15, 2027, the Notes shall be redeemable (in the manner and in accordance with and subject to the terms and provisions set forth in Article Eleven of the Original Indenture), at a Redemption Price equal to the greater of:

(i)        100% of the principal amount of the Notes to be redeemed; and

(ii)       the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if the Notes to be redeemed matured on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 35 basis points;

plus, in each case, accrued interest thereon to, but not including, the Redemption Date; and

(b)   on or after September 15, 2027, the Notes shall be redeemable (in the manner and in accordance with and subject to the terms and provisions set forth in Article Eleven of the Original Indenture), at a Redemption Price equal to (i) 100% of the principal amount of the Notes to be redeemed, plus (ii) accrued interest thereon to, but not including, the Redemption Date.

Notice of redemption shall be given in the manner provided for in Section 107 of the Original Indenture not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

The Company shall provide written notice to the Trustee and the Securities Administrator prior to the Redemption Date of the calculation of the Redemption Price.  The Redemption Price shall be calculated by the Independent Investment Banker, and the Company, the Trustee, the Securities Administrator and any Paying Agent shall be entitled to rely conclusively on such calculation.

SECTION 302.         Certain Additional Definitions Relating to Redemption of Notes.  For the purposes of this Fourth Supplemental Indenture, the following expressions shall have the following meanings:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company;

“Par Call Date” means September 15, 2027, the date that is three months prior to the Stated Maturity.

“Reference Treasury Dealer Quotations “ means any Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by a Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, or their respective affiliates which are primary U.S. government securities dealers, and three other primary U.S. government securities dealers in the United States (each a “Primary Treasury Dealer”) selected by the Company, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

ARTICLE FOUR
CHANGE OF CONTROL

SECTION 401.         Change of Control.  With respect to the Notes:

(a)   Upon the occurrence of a Change of Control Repurchase Event, unless all Notes have been called for redemption pursuant to Section 301 hereof, the Company shall be required to make an offer to each Holder of the Notes to repurchase all or any part (in multiples of US$1,000 with no Notes of a principal amount of US$2,000 or less purchased in part) of such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest on the Notes, to, but not including, the date of repurchase (the “Change of Control Payment”).

(b)   Within 30 days following any Change of Control Repurchase Event, or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall mail a notice to each Holder of Notes, with a copy to the Trustee and the Securities Administrator, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in such notice and specifying:

(i)        if applicable, that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder’s Notes at a repurchase price in cash equal to the Change of Control Payment and that all Notes tendered will be accepted for payment;

(ii)       the circumstances and relevant facts regarding such Change of Control;

(iii)      the instructions, as determined by the Company, consistent with this Section 401, that a Holder must follow in order to have its Notes purchased;

(iv)     the Change of Control Payment and the repurchase date, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”);

(v)      the CUSIP number for the Notes;

(vi)     that any Note not tendered shall continue to accrue interest;

(vii)    that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(viii)   that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(ix)     that Holders shall be entitled to withdraw their election referred to in clause (viii) if the Paying Agent receives, not later than the close of business on the first Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased;

(x)      that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to US$2,000 in principal amount or an integral multiple of US$1,000 in excess thereof; and

(xi)     if such notice is mailed prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

(c)   The Company shall comply with the requirements of Rule 14e–1 under the Securities Exchange Act of 1934, as amended (the “ Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 401, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 401 by virtue of such conflict.

(d)   On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)        accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii)       deposit with the Trustee or the Securities Administrator, as paying agent, an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)      deliver or cause to be delivered to the Trustee or the Securities Administrator, as paying agent, the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(e)   The Trustee or the Securities Administrator, as paying agent, will promptly pay to each Holder of the Notes properly tendered the Change of Control Payment for such Notes, and the Securities Administrator, as authenticating agent, will promptly authenticate and deliver to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided, that each new Note shall be in a minimum principal amount of US$2,000 and integral multiple of US$1,000 in excess thereof.

(f)    The Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 401 applicable to a Change of Control Offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

(g)   Prior to the occurrence of a Change of Control Repurchase Event, the provisions set forth in this Section 401 may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

SECTION 402.         Certain Additional Definitions Relating to Change of Control.  For the purposes of this Fourth Supplemental Indenture, the following expressions shall have the following meanings:

“Change of Control” means the occurrence of any of the following:

(1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or statutory plan of arrangement or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than to the Company or one of its subsidiaries;

(2)   the consummation of any transaction (including, without limitation, any merger, amalgamation or statutory plan of arrangement or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3)   the Company consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, Voting Stock representing more than 50% of the combined voting power of the surviving person immediately after giving effect to such transaction;

(4)   the first day on which the majority of the members of the Company’s Board of Directors cease to be Continuing Directors; or

(5)   the adoption of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of the ultimate parent holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the Voting Stock of such ultimate parent holding company, measured by voting power rather than number of shares.

“Change of Control Offer “ means an offer to repurchase the Notes pursuant to Section 401 hereof.

“Change of Control Repurchase Event” means each of the Rating Agencies during the trigger period (as defined below) downgrade their ratings of the Notes by at least one “notch” and, following such downgrades, the Notes are rated below Investment Grade by each of the Rating Agencies on any date during the 60-day period (the “trigger period”) (which trigger period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of the (1) public announcement by the Company of any Change of Control (or pending Change of Control) or (2) consummation of such Change of Control.  Notwithstanding the foregoing, no Change of Control Repurchase Event shall be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Director” means, as of any date of determination, any member of the Company’s Board of Directors who was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB - or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s and S&P; provided, that if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for any reason that is beyond the Company’s control, the Company may select (as certified by a resolution of the Company’s Board of Directors) a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw -Hill Companies Inc., and its successors.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

ARTICLE FIVE
GUARANTEES

SECTION 501.         Guarantees .

(a)   Each Guarantor hereby fully and unconditionally guarantees to each Holder of Notes, the due and punctual payment of the principal of, premium, if any, and interest on the Notes, the due and punctual payment of any Additional Amounts and/or Additional Interest that may be payable with respect to such Notes, when and as the same shall become due and payable, whether on the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms hereof and of the Original Indenture. In case of the failure of the Company punctually to make any such payment of principal, premium, if any, or interest, or any Additional Amounts and/or Additional Interest that may be payable with respect to the Notes, each Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

(b)   Each Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of the Notes, the Original Indenture or this Fourth Supplemental Indenture, any failure to enforce the provisions of the Notes, the Original Indenture or this Fourth Supplemental Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto or hereto, by the Holder of the Notes or the Trustee or Securities Administrator or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of each Guarantor, increase the principal amount of the Notes, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to the Notes or the indebtedness evidenced thereby or with respect to any Additional Amounts and/or Additional Interest that may be payable with respect to the Notes and all demands whatsoever, and covenants that its obligations under this Article Five will not be discharged except by payment in full of the principal of, premium, if any, and interest on and any Additional Amounts and/or Additional Interest that may be payable with respect to the Notes.

(c)   Each Guarantor shall be subrogated to all rights of each Holder of the Notes, the Trustee and the Securities Administrator against the Company in respect of any amounts paid to such Holder by each Guarantor pursuant to the provisions of this Article Five; provided, however, that no Guarantor shall be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, and interest on all Notes of the same series issued under this Fourth Supplemental Indenture and any Additional Amounts and/or Additional Interest with respect to such Notes shall have been paid in full.

(d)   Any term or provision of the Original Indenture and this Fourth Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the Notes guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance, fraudulent transfer, corporate benefit, financial assistance or similar laws affecting the rights of creditors generally.

(e)   By executing this Fourth Supplemental Indenture, each of the Guarantors acknowledge and agree that the obligations to compensate, reimburse, and indemnify the Trustee and the Securities Administrator under the Original Indenture, including, without limitation, Section 607 of the Original Indenture, shall apply to such Guarantors and that the Guarantors and the Company, jointly and severally, are obligated to compensate, reimburse, and indemnify the Trustee and the Security Administrator in accordance with the terms of the Original Indenture, including, without limitation, Section 607 of the Original Indenture.

SECTION 502.         Additional Amounts.

(a)   The obligations of the Company pursuant to Section 1009 of the Original Indenture shall apply, mutatis mutandis, to each Guarantor.  For purposes of this section, the “Relevant Taxing Jurisdiction” of each Guarantor shall be the jurisdiction in which such Guarantor is organized and any authority or agency therein or thereof having power to tax.

SECTION 503.         Execution and Delivery.

(a)   To evidence its Guarantee set forth in Section 501, each Guarantor hereby agrees that this Fourth Supplemental Indenture shall be executed on behalf of such Guarantor by an authorized officer or person holding an equivalent title.

(b)   Each Guarantor hereby agrees that its Guarantee set forth in Section 501 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(c)   If an Officer whose signature is on this Fourth Supplemental Indenture no longer holds that office at the time the Securities Administrator authenticates any Notes, the Guarantees shall nevertheless be valid.

(d)   The delivery of any Notes by the Securities Administrator, after the authentication thereof, shall constitute due delivery of the Guarantee set forth in this Fourth Supplemental Indenture on behalf of the Guarantors.

SECTION 504.         Additional Guarantees.  If any Subsidiary shall be a Credit Agreement Guarantor at a time when such Subsidiary is not a Guarantor, the Company shall cause such Subsidiary to execute a supplemental indenture pursuant to which such Subsidiary shall become a Guarantor hereunder.  The Company shall cause any such Subsidiary to comply with the provisions of this Article Five.

SECTION 505.         Additional Events of Default.  In addition to the Events of Default provided in the Original Indenture, each of the following shall constitute an Event of Default with respect to the Notes: (i) a Guarantee of a Restricted Subsidiary ceases to be in full force and effect or is declared to be null and void and unenforceable; (ii) such Guarantee is found to be invalid; or (iii) such Restricted Subsidiary denies its liability under such Guarantee (other than by reason of release of the Restricted Subsidiary in accordance with the terms of this Fourth Supplemental Indenture).

SECTION 506.         Release of Guarantees.  A Guarantor will be released and relieved of its obligations under its Guarantee in respect of the Notes, and such Guarantee will be terminated, upon Company Order (without the consent of the Trustee or the Securities Administrator) (i) if the Guarantor is no longer a Credit Agreement Guarantor or will be released and relieved of its obligations under the Credit Agreement concurrently with the release of such Guarantee, and (ii) upon satisfaction and discharge, defeasance or covenant defeasance with respect to the Notes under the terms of the Original Indenture.

SECTION 507.         Certain Additional Definitions Relating to Guarantees.  For the purposes of this Fourth Supplemental Indenture, the following expressions shall have the following meanings:

“Credit Agreement” means the Company’s amended and restated credit agreement, dated as of February 29, 2012 (as it may be amended, modified, amended and restated or replaced from time to time).

“Credit Agreement Guarantor” means any Subsidiary of the Company that has issued a guarantee or is otherwise an obligor under the Credit Agreement.

ARTICLE SIX
THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

SECTION 601.         Certain Rights of the Trustee.  Section 603 shall be amended by replacing clause (i) with the following:

“the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof through written notice of the event which is in fact a default and such written notice is received by such Responsible Officer at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to a default or an Event of Default, such reference shall be construed to refer only to such default or Event of Default for which the Trustee has or is deemed to have notice pursuant to this Section 603(i).”

ARTICLE SEVEN
GENERAL

SECTION 701.         Effectiveness .  This Fourth Supplemental Indenture shall become effective upon its execution and delivery.

SECTION 702.         Effect of Recitals.  The recitals contained herein and in the Notes, except the Securities Administrator’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee, the Securities Administrator nor any Authenticating Agent assumes any responsibility for their correctness.  Neither the Trustee, the Securities Administrator nor any Authenticating Agent shall be accountable for the use or application by the Company of the Notes or the proceeds thereof.  The Trustee and the Securities Administrator each accept the amendments of the Original Indenture effected by this Fourth Supplemental Indenture, but on the terms and conditions set forth in the Original Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee and the Securities Administrator, respectively.  Neither the Trustee nor the Securities Administrator make any representations as to (i) the validity or sufficiency of this Fourth Supplemental Indenture or of the Notes, except that each of the Trustee and the Securities Administrator represents that it is duly authorized to execute and deliver this Fourth Supplemental Indenture, and the Securities Administrator represents that it is duly authorized to authenticate the Notes, (ii) the proper authorization hereof by the Company and the Guarantors by action or otherwise, (iii) the due execution hereof by the Company and the Guarantors or (iv) the consequences of any amendment herein provided for.

SECTION 703.         Ratification of Original Indenture.  The Original Indenture as amended and supplemented by this Fourth Supplemental Indenture is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

SECTION 704.         Governing Law .  This Fourth Supplemental Indenture, the Original Indenture as supplemented hereby and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 705.         Severability.  In case any provision in this Fourth Supplemental Indenture, the Original Indenture as amended and supplemented hereby or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 706.         Acceptance of Trust.  Each of the Trustee and the Securities Administrator hereby accepts the trusts in this Fourth Supplemental Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein before set forth in trust for the various Persons who shall from time to time be Holders subject to all the terms and conditions herein set forth.

SECTION 707.         Benefits of Fourth Supplemental Indenture.  Nothing in this Fourth Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Fourth Supplemental Indenture.

SECTION 708.         Multiple Originals.  The parties may sign any number of copies of this Fourth Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Fourth Supplemental Indenture. Delivery of an executed counterpart of a signature page to this Fourth Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery as a manually executed counterpart thereof and may be used in lieu of the original Fourth Supplemental Indenture for all purposes.

SECTION 709.         Agent for Service.  By the execution and delivery of this Fourth Supplemental Indenture, each of the Company and the Guarantors (i) irrevocably designates and appoints, and acknowledges that it has irrevocably designated and appointed, C T Corporation System, 111 8th Avenue, New York, New York 10011-5201 as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Notes or this Fourth Supplemental Indenture that may be instituted in any United States federal or New York state court in The City of New York or brought under federal or state securities laws or brought by the Trustee or the Securities Administrator (whether in their individual capacities or in their capacities as Trustee or Securities Administrator hereunder (as applicable)) or, subject to Section 507 of the Original Indenture, any Holder of Notes in any United States federal or New York state court in The City of New York, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon C T Corporation System and written notice of said service to the Company or such Guarantor, as applicable, at its principal office and in the manner specified in the Original Indenture, shall be deemed in every respect effective service of process upon the Company or such Guarantor, as applicable, in any such suit, action or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of C T Corporation System in full force and effect so long as any of the Notes shall be Outstanding or any amounts shall be payable in respect of any Notes.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, as of the day and year first above written.

YAMANA GOLD INC.

By:	/s/ Jason LeBlanc
	Name:	Jason LeBlanc
	Title:	Senior Vice President, Finance and Chief Financial Officer

MINERACAO MARACA INDUSTRIA E COMERCIO S.A.

By:	/s/ Guilherme Cadar Lopes
	Name:	Guilherme Cadar Lopes
	Title:	Officer

By:	/s/ Maria da Graça Montalvao
	Name:	Maria da Graça Montalvao
	Title:	Officer

JACOBINA MINERACAO E COMERCIO LTDA.

By:	/s/ Guilherme Cadar Lopes
	Name:	Guilherme Cadar Lopes
	Title:	Officer

By:	/s/ Maria da Graça Montalvao
	Name:	Maria da Graça Montalvao
	Title:	Officer

MINERA MERIDIAN LIMITADA

By:	/s/ Roberto Alarcón
	Name:	Roberto Alarcón
	Title:	Delegate

By:	/s/ Sergio Orrego
	Name:	Sergio Orrego
	Title:	Delegate

[Signature Page for the Fourth Supplemental Indenture]

YAMANA CHILE RENTISTA DE CAPITALES MOBILIARIOS LIMITADA

By:	/s/ Roberto Alarcón
	Name:	Roberto Alarcón
	Title:	Delegate

By:	/s/ Sergio Orrego
	Name:	Sergio Orrego
	Title:	Delegate

YAMANA ARGENTINA HOLDINGS B.V.

By:	/s/ Jason LeBlanc
	Name:	Jason LeBlanc
	Title:	Director A

By:	/s/ L.F.M. Heine
	Name:	L.F.M. Heine
	Title:	Managing Director B

YAMANA MALARTIC CANADA INC.

By:	/s/ Jason LeBlanc
	Name:	Jason LeBlanc
	Title:	President

By:	/s/ Sofia Tsakos
	Name:	Sofia Tsakos
	Title:	Secretary

MINERA FLORIDA LIMITADA

By:	/s/ Roberto Alarcón
	Name:	Roberto Alarcón
	Title:	Delegate

By:	/s/ Sergio Orrego
	Name:	Sergio Orrego
	Title:	Delegate

[Signature Page for the Fourth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ John T. Needham, Jr.
	Name:	John T. Needham, Jr.
	Title:	Vice President

CITIBANK, N.A., as Securities Administrator

By:	/s/ Louis Piscitelli
	Name:	Louis Piscitelli
	Title:	Vice President

[Signature Page for the Fourth Supplemental Indenture]

Schedule A

FORM OF NOTE
FACE OF NOTE

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

[insert U.S. restrictive legend, if applicable]

UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER DECEMBER 4, 2017.

YAMANA GOLD INC.

4.625% Notes due 2027

No. [•]	US$[•]
CUSIP No.: [•]
ISIN No.: [•]

YAMANA GOLD INC., a corporation continued under the laws of the Canada (the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of US$[•] ([•] MILLION UNITED STATES DOLLARS) on December 15, 2027, at the office or agency of the Company referred to below, and to pay interest thereon on June 15, 2018, and semi-annually thereafter on June 15 and December 15 in each year, from and including December 4, 2017 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 4.625% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue principal or interest at the rate borne by this Security from and including the date on which such overdue principal, or interest becomes payable to but excluding the date payment of such principal or interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, and (to the extent lawful) interest on such Defaulted Interest at the rate borne by the Securities of this series, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Securities Administrator by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: December 4, 2017	YAMANA GOLD INC.

By:
Name:
Title:

SECURITIES ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: December 4, 2017	CITIBANK, N.A., as Securities Administrator

By:
Name:
Title:

REVERSE SIDE OF NOTE

This Security is one of a duly authorized issue of securities of the Company designated as its 4.625% Notes due 2027 (the “Securities”), limited (except as otherwise provided in the Indenture referred to below and except as provided in the second succeeding paragraph) in aggregate principal amount to US$300,000,000, which may be issued under an Indenture (the “Original Indenture”) dated as of June 30, 2014, by and among the Company, Wilmington Trust, National Association, as trustee (the “Trustee”, which term includes any successor trustee under the Indenture) and Citibank, N.A., as paying agent, registrar and authenticating agent (the “Securities Administrator”, which term includes any successor securities administrator under the Indenture), as supplemented by a Fourth Supplemental Indenture dated as of December 4, 2017, by and among the Company, the Guarantors named therein (the “Guarantors”), the Trustee and the Securities Administrator (the “Fourth Supplemental Indenture” and, the Original Indenture as amended and supplemented by the Fourth Supplemental Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations, indemnities and immunities thereunder of the Company, the Guarantors, the Trustee, the Securities Administrator and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a global Security initially representing US$[•] aggregate principal amount of the Securities of this series.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by wire transfer to an account maintained in the United States by the payee. Notwithstanding the foregoing, payments of principal, premium, if any, and interest on a global Security registered in the name of a Depositary or its nominee will be made by wire transfer of immediately available funds. Principal paid in relation to any Security of this series at Maturity shall be paid to the Holder of such Security only upon presentation and surrender of such Security to such office or agency referred to above.

As provided for in the Indenture, the Company may from time to time without notice to, or the consent of, the Holders of the Securities, create and issue additional Securities of this series under the Indenture, equal in rank to the Outstanding Securities of this series in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new Securities of this series or except for the first payment of interest following the issue date of the new Securities of this series) so that the new Securities of this series shall be consolidated and form a single series with the Outstanding Securities of this series and have the same terms as to status, redemption or otherwise as the Outstanding Securities of this series; provided that, if the additional Securities of this series are not fungible with the Outstanding Securities of this series for U.S. federal income tax purposes, the additional Securities shall have a separate CUSIP number.

The Company shall pay to the Holder of this Security such Additional Amounts and other amounts as may be payable under Section 1009 of the Original Indenture and such Additional Interest as may be payable pursuant to the Registration Rights Agreement. Whenever in this Security there is mentioned, in any context, the payment of principal (or premium, if any), interest or any other amount payable under or with respect to this Security, such mention shall be deemed to include mention of the payment of Additional Amounts and/or Additional Interest to the extent that, in such context, Additional Amounts and/or Additional Interest are, were or would be payable in respect thereof.

The Securities of this series are subject to redemption, in whole but not in part, at the option of the Company at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the applicable Redemption Date, all on the terms and subject to the conditions set forth in Section 1109 of the Original Indenture.

The Securities of this series are subject to redemption upon not less than 10 or more than 60 days’ notice, as a whole or in part, at any time at the election of the Company.  Prior to September 15, 2027, the Securities shall be redeemable at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed that would be due if the Securities to be redeemed matured on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus, in each case, accrued interest thereon to, but not including, the Redemption Date.  If the Securities of this series are redeemed on or after September 15, 2027, the Securities may be redeemed at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued interest thereon to, but not including, the Redemption Date.

In the event of redemption of the Securities of this series in part only, the Securities Administrator will select the Securities to be redeemed by a method determined by the Securities Administrator to be fair and appropriate and in accordance with the procedures of the Depositary.

In the case of any redemption of Securities of this series, interest installments whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant record dates according to their terms and the provisions of Section 307 of the Original Indenture. Securities of this series (or portions thereof) for whose redemption payment is made or duly provided for in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

Upon the occurrence of a Change of Control Repurchase Event, unless all Securities have been called for redemption by the Company as described above, the Company shall be required to make an offer to each Holder of Securities to repurchase all or any part (in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof) of such Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to, but not including, the date of repurchase, as provided in, and subject to the terms of, the Indenture.

If an Event of Default shall occur and be continuing, the principal of all the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Securities do not have the benefit of sinking fund obligations.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of the Company on this Security and (ii) certain restrictive covenants and the related Defaults and Events of Default applicable to the Securities of this series, upon compliance by the Company, with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company, the Trustee and the Securities Administrator with the consent of the Holders of a majority in aggregate principal amount of the debt securities of all series at the time Outstanding affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the debt securities of all series at the time Outstanding, on behalf of the Holders of all the debt securities of all series affected thereby, to waive compliance by the Company with certain provisions of the Indenture and also contains provisions permitting the Holders of a majority in aggregate principal amount of the debt securities of all series with respect to which a Default shall have occurred and shall be continuing, on behalf of the Holders of all debt securities of all series affected thereby, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of US$2,000 and any integral multiples of US$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities of this series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee, the Securities Administrator and any agent of the Company, the Trustee or the Securities Administrator may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee, the Securities Administrator nor any agent shall be affected by notice to the contrary.

If at any time, (i) the Depositary for the Securities of this series notifies the Company that it is unwilling or unable or no longer qualified to continue as Depositary for the Securities of this series or if at any time the Depositary for the Securities of this series shall no longer be a clearing agency registered or in good standing under the Securities Exchange Act of 1934, as amended and a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (ii) the Company determines that the Securities of this series shall no longer be represented by a global Security or Securities or (iii) any Event of Default shall have occurred and be continuing with respect to the Securities of this series, then in such event the Company will execute and the Securities Administrator will authenticate and deliver Securities of this series in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities of this series in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee and the Securities Administrator. The Securities Administrator shall deliver such Securities of this series to the Persons in whose names such Securities of this series are so registered.

The Indenture, the Guarantees and this Security shall be governed by and construed in accordance with the laws of the State of New York.

All references herein to “U.S. dollars” or “US$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time should be legal tender for the payment of public and private debts, and all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.